UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: December 22, 2011

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01 Regulation FD Disclosure.

Today, Abiomed participated in an investor call hosted by Wunderlich Securities, Inc. to discuss the status of obtaining Impella specific Current Procedural Terminology (CPT) codes for purposes of physician payment, publications of the Intra Aortic Balloon (IAB) device and other matters.

On the call, Abiomed confirmed that it had sought specific CPT codes for its Impella 2.5 and that The Society for Angiography and Interventions (SCAI) continues its support for Impella technology and is recommending specific CPT codes for Impella. In addition, Abiomed commented on the critical IAB device publications noted in the table below.

Publication	Study	Journal Year	N of Patients	Benefit of IABP
Sjauw et al.	Meta-analysis	Eur Heart J 2009	11,538	No
Redwood et al.	Randomized	JAMA 2010	301	No
Patel et al.	Randomized	JAMA 2010	337	No
Curtis et al.	NCDR Registry	Circulation CQO 2011	18,990	No

Total # of patients			31,166

Abiomed also confirmed that it has not changed its previously announced annual revenue guidance of $120M to $125M.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, INC.

By:	/s/ Robert L. Bowen
Robert L. Bowen Chief Financial Officer

Date: December 22, 2011